Exhibit 99.1

FOR IMMEDIATE RELEASE

SAIC Completes Acquistion of Engility Holdings, Inc.

Reston, Va. and Chantilly, Va. – {January 14, 2019} Science Applications International Corp. (NYSE: SAIC) today announced the successful completion of its merger with Engility Holdings, Inc. (NYSE: EGL). The merger was previously approved by SAIC and Engility stockholders at special meetings held on Jan. 11, 2019. Under the terms of the merger agreement, Engility became a wholly-owned subsidiary of SAIC.

The combined company will retain the SAIC name and continue to be headquartered in Reston, Virginia with Tony Moraco as CEO.

“With the acquisition of Engility, we are now a team of 23,000—driven by mission, united by purpose and inspired by opportunity,” said Moraco. “Add to that five consecutive quarters of organic revenue growth for SAIC and the trend is clear—we’re thriving. We are now a bigger, stronger company executing our long-term strategic plan, dedicated to exceeding customer expectations and driving shareholder value.”

Each eligible share of Engility common stock issued and outstanding immediately prior to the effective time of the merger was converted into the right to receive 0.450 of a share of SAIC common stock, with cash paid in lieu of any fractional shares. As a result of the merger, Engility’s common stock will no longer be listed for trading on the New York Stock Exchange and Engility will no longer have reporting obligations under the Securities Exchange Act of 1934.

About SAIC

SAIC is a premier technology integrator solving our nation’s most complex modernization and readiness challenges across the defense, space, federal civilian, and intelligence markets. Our robust portfolio of offerings includes high-end solutions in systems engineering and integration; enterprise IT, including cloud services; cyber; software; advanced analytics and simulation; and training. With an intimate understanding of our customers’ challenges and deep expertise in existing and emerging technologies, we integrate the best components from our own portfolio and our partner ecosystem to rapidly deliver innovative, effective, and efficient solutions.

We are a team of 23,000 strong driven by mission, united purpose, and inspired by opportunity. Headquartered in Reston, Virginia, SAIC has annual revenues of approximately $6.5 billion. For more information, visit saic.com. For ongoing news, please visit our newsroom.

Forward-Looking Statements

Certain statements in this release contain or are based on “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “guidance,” and similar words or phrases. Forward-looking statements in this release may include, among others, estimates of future revenues, operating income, earnings, earnings per share, charges, total contract value, backlog, outstanding shares and cash flows, as well as statements about future dividends, share repurchases and other capital deployment plans. Such statements are not guarantees of future performance and involve risk, uncertainties and assumptions, and actual results may differ materially from the guidance and other forward-looking statements made in this release as a result of various factors. Risks, uncertainties and assumptions that could cause or contribute to these material differences include those discussed in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” sections of our Annual Report on Form 10-K, as updated in any subsequent Quarterly Reports on Form 10-Q and other filings with the SEC, which may be viewed or obtained through the Investor Relations section of our website at www.saic.com or on the SEC’s website at www.sec.gov. Due to such risks, uncertainties and assumptions you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. SAIC expressly disclaims any duty to update any forward-looking statement provided in this release to reflect subsequent events, actual results or changes in SAIC’s expectations. SAIC also disclaims any duty to comment upon or correct information that may be contained in reports published by investment analysts or others.

SAIC Media Contact:
Lauren Presti
703.676.8982
lauren.a.presti@saic.com

SAIC Investor Contact:
Shane Canestra
703.676.2720
shane.p.canestra@saic.com